January 21, 2021

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Lee_Thibert@chugachelectric.com

Attention: Lee D. Thibert, Chief Executive Officer

With a copies to:

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Matthew_Clarkson@chugachelectric.com

Attention: Matthew C. Clarkson, General Counsel

Stinson LLP

Suite 2600

50 South Sixth Street

Minneapolis, MN 55402

E-mail: james.bertrand@stinson.com

Attention: James J. Bertrand

Re:  Letter Agreement Regarding Certain Post-Closing Procedural Matters Under Asset Purchase and Sale Agreement

This letter agreement (this “Letter Agreement”) is made and entered into by and between Chugach Electric Association, Inc., an Alaska not-for-profit electric cooperative corporation (“Buyer”), and the Municipality of Anchorage, a political subdivision organized under the laws of the State of Alaska (“Seller”). Buyer and Seller are sometimes hereinafter referred to individually as a “Party,” and collectively as the “Parties.”

Reference is made to that certain Asset Purchase and Sale Agreement dated as of December 28, 2018 between Seller and Buyer (such agreement, as amended, the “APA”). Unless otherwise specified, capitalized terms not defined herein will have the meanings set forth in the APA. The Closing occurred on October 30, 2020, and the Parties desire to further memorialize their agreement regarding certain post-Closing procedural matters. Accordingly, the Parties agree as follows:

Letter Agreement dated January 21, 2021

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

1.	Preparation and Review of Closing Statement.

(a) Preparation of Closing Statement. Within one hundred thirty-five  (135) days after the Closing Date, Buyer will prepare and deliver to Seller a statement (the “Closing Statement”) setting forth a calculation of (i) the Accrued Leave Liability, (ii) the Transferred Cash, (iii) the Net Book Value of Designated Excluded Assets, (iv) the Net Book Value Adjustment, (v) the Closing Prorations, (vi) the net book value (determined in accordance with the Accounting Principles) of the Plant 2A Guard Station as of October 31, 2020, one-half of which net book value amount, together with the amount of $475,914.00 (in reimbursement of funds advanced by Buyer to Seller prior to the Closing in connection with the assignment from Seller to Buyer of that certain Lease Agreement dated July 24, 1972 by and between Alaska Pacific University (f/k/a Alaska Methodist University) and Seller (as successor-in-interest to the City of Anchorage, Alaska), a copy of which Lease Agreement was recorded in the Anchorage Recording District on August 16, 1972 in Misc. Book Volume 210, Page 485), will be deducted from the Purchase Price after application of the Adjustment Amount and the Net Book Value Adjustment in accordance with the first sentence of Section 2.08(c)(ii) of the APA, and (vii) a recalculation of the Purchase Price, if any, based on each of the foregoing. During such one hundred thirty-five (135) day period, Buyer will, on an ongoing basis as reasonably necessary and appropriate, seek and accept, and Seller will provide, Seller’s reasonable assistance and cooperation in the preparation of the Closing Statement, and for purposes of Seller providing such assistance and cooperation, Seller and its attorneys and accountants will have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request, provided, that such access will be in a manner that does not interfere with the normal business operations of Buyer or the Business. The Closing Statement will be calculated (x) pursuant to the definitions within the APA, (y) in accordance with the Accounting Principles where applicable, and (z) without giving effect to the transactions contemplated by the APA. Seller will cooperate with Buyer in promptly responding to Buyer’s reasonable requests while Buyer is preparing the Closing Statement.

(b) Review of Closing Statement. After receipt of the Closing Statement, Seller will have a period of sixty (60) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and its attorneys and accountants will have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (as defined below), provided, that such access will be in a manner that does not interfere with the normal business operations of Buyer or the Business. During the Review Period, Seller will, on an ongoing basis as reasonably necessary and appropriate, seek and accept, and Buyer will provide, Buyer’s reasonable assistance and cooperation in Seller’s review of the Closing Statement,

2

Letter Agreement dated January 21, 2021

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

and Buyer will cooperate with Seller in promptly responding to Seller’s reasonable requests while Seller is reviewing the Closing Statement.
2.

General. Each Party represents that it has full power and authority to enter into this Letter Agreement. This Letter Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party. This Letter Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Letter Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Letter Agreement.

[SIGNATURE PAGE FOLLOWS]

3

Letter Agreement dated January 21, 2021

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

As of the date above, by their respective signatures below, the Parties have duly executed and delivered, and agree to abide by the terms of, this Letter Agreement.

MUNICIPALITY OF ANCHORAGE
By	/s/ Anna C. Henderson
Name:	Anna C. Henderson
Title:	Municipal Manager

CHUGACH ELECTRIC ASSOCIATION, INC.
By	/s/ Lee D. Thibert
Name:	Lee D. Thibert
Title:	Chief Executive Officer

[SIGNATURE PAGE

TO LETTER AGREEMENT DATED JANUARY 21, 2021 BETWEEN CHUGACH ELECTRIC ASSOCIATION, INC. AND MUNICIPALITY OF ANCHORAGE, ALASKA]